DEMAND PROMISSORY NOTE

$200,000                                                  DECEMBER 23, 1998

     FOR VALUE RECEIVED, the undersigned Corporation promises to pay to the order of S. Peter Lebowitz, the sum of Two Hundred Thousand Dollars ($200,000.00), together with interest of 8% per annum on the unpaid balance. The entire unpaid principal and any accrued interest shall be fully and immediately payable upon termination of The Big Smith Brands, Inc. "Revolving Credit Facility and Term Loan" or January 1, 2000, whichever occurs sooner.

     Upon default in making payment within fourteen days of demand, and provided this note is turned over for collection, the undersigned Corporation agrees to pay all reasonable legal fees and costs of collection to the extent permitted by law. This note shall take effect as a sealed instrument and be enforced in accordance with the laws of the State of Florida. All parties to this note waive presentment, notice of non-payment, protest and notice of protest, and agree to remain fully bound notwithstanding the release of any party, extension or modification of any terms, or discharge of any collateral for this note.


     In the presence of:

/s/ Howard H. Ward                        BIG SMITH BRANDS, INC.
---------------------

                                          BY: /s/ Howard Kaplan
                                              ---------------------
                                                  HOWARD KAPLAN